FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND
                              AMENDED AND RESTATED
    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST
                        (EFFECTIVE AS OF MARCH 21, 2011)


      WHEREAS, pursuant to Section 4.9 of the Declaration of Trust dated December 6, 2006 (the "Declaration"), of First Trust Exchange-Traded AlphaDEX(R) Fund, a Massachusetts business trust (the "Trust"), the initial Trustee of the Trust divided the Shares of the Trust into twenty-two series of shares of beneficial interests in the Trust (each, a "Series") as of that same date as set forth on Schedule A to the Declaration: First Trust Large Cap Core AlphaDEX(R) Fund, First Trust Mid Cap Core AlphaDEX(R) Fund, First Trust Small Cap Core AlphaDEX(R) Fund, First Trust Large Cap Value Opportunities AlphaDEX(R) Fund, First Trust Large Cap Growth Opportunities AlphaDEX(R) Fund, First Trust Mid Cap Value Opportunities AlphaDEX(R) Fund, First Trust Mid Cap Growth Opportunities AlphaDEX(R) Fund, First Trust Small Cap Value Opportunities AlphaDEX(R) Fund, First Trust Small Cap Growth Opportunities AlphaDEX(R) Fund, First Trust Multi Cap Value AlphaDEX(R) Fund, First Trust Multi Cap Growth AlphaDEX(R) Fund, First Trust Small/Mid Cap Value AlphaDEX(R) Fund, First Trust Small/Mid Cap Growth AlphaDEX(R) Fund, First Trust Consumer Discretionary AlphaDEX(R) Fund, First Trust Consumer Staples AlphaDEX(R) Fund, First Trust Energy AlphaDEX(R) Fund, First Trust Financials AlphaDEX(R) Fund, First Trust Health Care AlphaDEX(R) Fund, First Trust Industrials AlphaDEX(R) Fund, First Trust Materials AlphaDEX(R) Fund, First Trust Technology AlphaDEX(R) Fund and First Trust Utilities AlphaDEX(R) Fund; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust, on the 13th of December, 2010, designated four additional series to be named First Trust Mid Cap Growth AlphaDEX(R) Fund, First Trust Mid Cap Value AlphaDEX(R) Fund, First Trust Small Cap Growth AlphaDEX(R) Fund and First Trust Small Cap Value AlphaDEX(R) Fund;

      WHEREAS, the Trustees of the Trust have determined that the Trust will not offer the First Trust Mid Cap Value Opportunities AlphaDEX(R) Fund, First Trust Mid Cap Growth Opportunities AlphaDEX(R) Fund, First Trust Small Cap Value Opportunities AlphaDEX(R) Fund and First Trust Small Cap Growth Opportunities AlphaDEX(R) Fund, and have terminated such Series;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust desire to amend and restate the Designation of Series of Shares of Beneficial Interest in order to rename the series First Trust Large Cap Value Opportunities AlphaDEX(R) Fund as First Trust Large Cap Value AlphaDEX(R) Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust desire to amend and restate the Designation of Series of Shares of Beneficial Interest in order to rename the series First Trust Large Cap Growth Opportunities AlphaDEX(R) Fund as First Trust Large Cap Growth AlphaDEX(R) Fund; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Trustees of the Trust desire to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate an additional series to be named First Trust Mega Cap AlphaDEX(R) Fund.

      NOW THEREFORE, by vote of at least a majority of the Trustees of the Trust, the Establishment and Designation of Series of Shares of Beneficial Interest is amended and restated in its entirety as follows:

      The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

         1.  First Trust Large Cap Core AlphaDEX(R) Fund

         2.  First Trust Mid Cap Core AlphaDEX(R) Fund

         3.  First Trust Small Cap Core AlphaDEX(R) Fund

         4.  First Trust Large Cap Value AlphaDEX(R) Fund

         5.  First Trust Large Cap Growth AlphaDEX(R) Fund

         6.  First Trust Multi Cap Growth AlphaDEX(R) Fund

         7.  First Trust Small/Mid Cap Value AlphaDEX(R) Fund

         8.  First Trust Small/Mid Cap Growth AlphaDEX(R) Fund

         9.  First Trust Consumer Discretionary AlphaDEX(R) Fund

        10.  First Trust Consumer Staples AlphaDEX(R) Fund

        11.  First Trust Energy AlphaDEX(R) Fund

        12.  First Trust Financials AlphaDEX(R) Fund

        13.  First Trust Health Care AlphaDEX(R) Fund

        14.  First Trust Industrials AlphaDEX(R) Fund

        15.  First Trust Materials AlphaDEX(R) Fund

        16.  First Trust Technology AlphaDEX(R) Fund

        17.  First Trust Utilities AlphaDEX(R) Fund

        18.  First Trust Mid Cap Growth AlphaDEX(R) Fund

        19.  First Trust Mid Cap Value AlphaDEX(R) Fund

        20.  First Trust Small Cap Growth AlphaDEX(R) Fund

        21.  First Trust Small Cap Value AlphaDEX(R) Fund

        22.  First Trust Mega Cap AlphaDEX(R) Fund

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such


                                      -2-


Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.


                                      -3-


      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 21st day of March, 2011.




/s/ W. Scott Jardine
------------------------------
 W. Scott Jardine, Secretary



 STATE OF ILLINOIS           )
                             )  SS.
 COUNTY OF DUPAGE            )


      Then personally appeared the above-named person(s) who are known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series and who acknowledged the same to be his free act and deed, before me this 21st day of March, 2011.


                                          /s/ Sandra Kim Streit
                                         -----------------------------------
                                         Notary Public
                                         My Commission Expires: 5/24/2011


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